UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 16, 2008

WILLIAM PENN BANCORP, INC.
(Exact name of Registrant as specified in its Charter)

United States	0-53172	37-1562563
(State or Other Jurisdiction of Incorporation)	(SEC Commission File Number)	(IRS Employer Identification No.)

8150 Route 13, Levittown, Pennsylvania	19057
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(215) 945-1200

Not Applicable
(Former name or former address, if changed since last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

WILLIAM PENN BANCORP, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers

Effective July 16, 2008, the Registrant’s Board of Directors appointed Ms. Aswini Hiremath, age 32, as Chief Accounting Officer replacing Terry L. Sager who will remain with the Registrant as Corporate Secretary. Prior to joining the Registrant’s accounting staff in January, 2008, Ms. Hiremath had been a staff accountant at Sterling Bank, Mount Laurel, New Jersey, since 2006. Prior to Sterling, she had been a staff accountant at the Registrant’s principal subsidiary, William Penn Bank, FSB. Since July 1, 2007, there have been no transactions between the Registrant and Ms. Hiremath, except for a loan made at the employee rate to Ms. Hiremath by William Penn Bank, FSB in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with unrelated persons and which did not involve more than the normal risk of collectability or present other unfavorable features.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

WILLIAM PENN BANCORP, INC.

Date:	July 21, 2008	By:	/s/ Charles Corcoran
Charles Corcoran
President and Chief Executive Officer
(Duly Authorized Officer)